EXHIBIT 99.1

HMS Holdings Corp. Reports Second Quarter 2018 Results

  Total Q2 Revenue of $146.8 Million / YTD Total Revenue Up 13% Excluding Q1 Reserve Release
  Record Quarterly Commercial Revenue of $80.5 Million in Q2 –  Up 16% Compared to Q2’17
  Full-Year 2018 Outlook Raised - Including Projected Total Revenue of $575 - 585 million
  Q2 GAAP EPS of ($0.04) Per Diluted Share Reflects Previously Announced Settlement
  Q2 Adjusted EPS of $0.25 Per Diluted Share

IRVING, Texas, Aug. 03, 2018 (GLOBE NEWSWIRE) -- HMS Holdings Corp. (Nasdaq: HMSY) today announced financial results for the second quarter of 2018. Net loss for the quarter ended June 30, 2018 was ($3.4) million or ($0.04) per diluted share, compared to net income of $6.4 million or $0.07 per diluted share in the first quarter of 2018 and $6.5 million or $0.08 per diluted share in the prior year second quarter. The net loss for the quarter ended June 30, 2018 included an expense of $20.0 million related to the previously announced settlement on June 27, 2018 of litigation in connection with the earn-out portion of the purchase price for an acquisition the Company completed in 2010 (the “Settlement”).

Adjusted EPS in the second quarter of 2018 was $0.25 per diluted share compared to adjusted EPS of $0.22 per diluted share in the first quarter of 2018 and adjusted EPS of $0.16 per diluted share in the prior year second quarter. Adjusted EPS in the second quarter of 2018 includes an adjustment for the non-recurring Settlement expense. Adjusted EPS in the first quarter of 2018 included a net benefit of $0.05 per diluted share related to the reversal of the Company’s reserve liability for open or pending Medicare RAC appeals following expiration of the original Medicare RAC contract on January 31, 2018 (the “Reserve Release”).

Total revenue in the second quarter of 2018 was $146.8 million, compared to total revenue of $141.4 million in the first quarter of 2018 (which included the $8.4 million Reserve Release) and $133.3 million in the prior year second quarter. Adjusted EBITDA in the second quarter of 2018 was $40.0 million, compared to $34.9 million in the first quarter of 2018 and $30.5 million in the prior year second quarter. Adjusted EBITDA in the second quarter of 2018 includes an adjustment for the non-recurring Settlement expense. Adjusted EBITDA in the first quarter of 2018 included a net benefit of $6.3 million related to the Reserve Release.

"Over the past 18 months we have made investments in technology, undertaken extensive work to revamp new business implementations, continued to put in place new process improvement and cost containment initiatives across the enterprise, and heightened our focus on internal innovation. We have also expanded the solution set we offer payers, which now includes care management and consumer engagement services, and focused on exceptional execution. The success of these internal and external efforts is reflected in our second quarter financial results,” said Bill Lucia, Chairman and CEO. “We are extremely pleased with both our top line and bottom line performance, highlighted by record quarterly commercial revenue and a strong quarter for Eliza solutions.”

Commercial revenue increased 12.1% sequentially to a record $80.5 million in the second quarter of 2018, compared to $71.8 million in the first quarter of 2018 and $69.4 million in the prior year second quarter. Commercial revenue in the second quarter of 2018 included $13.7 million from Eliza, an increase of 41.2% compared to $9.7 million in the first quarter of 2018 and $7.6 million in the prior year second quarter following the close of the Eliza acquisition in April  2017. For comparison purposes, Eliza revenue for the full second quarter of 2017, including the portion of April 2017 prior to the acquisition, was approximately $10 million.

State government revenue increased 7.7% sequentially to $58.8 million in the second quarter of 2018, compared to $54.6 million in the first quarter of 2018 and $57.9 million in the prior year second quarter. Federal (including Medicare RAC) and other revenue was $7.5 million in the second quarter of 2018, compared to $15.0 million in the first quarter of 2018 (which included the $8.4 million Reserve Release) and $6.0 million in the prior year second quarter.

Coordination of benefits (COB) revenue was $100.8 million in the second quarter of 2018, compared to $91.7 million in the first quarter of 2018 and $98.5 million in the prior year second quarter. COB accounted for 68.7% of total revenue in the second quarter, compared to 64.9% in the first quarter of 2018 and 73.9% in the prior year second quarter.

Revenue from Analytical Services, which include Payment Integrity (PI), care management and consumer engagement solutions and Medicare RAC, was $46.0 million in the second quarter of 2018, compared to $49.7 million in the first quarter of 2018 (which included the $8.4 million Reserve Release) and $34.8 million in the prior year second quarter. PI revenue was $29.5 million in the second quarter of 2018, compared to $28.7 million in the first quarter of 2018 and $26.9 million in the prior year second quarter. Care management and consumer engagement revenue was $14.8 million in the second quarter of 2018, including Eliza revenue of $13.7 million and Essette revenue of $1.1 million, compared to $11.0 million in the first quarter of 2018 and $8.6 million in the prior year second quarter. Medicare RAC revenue was $1.7 million in the second quarter of 2018, compared to $10.0 million in the first quarter of 2018 (which included the $8.4 million Reserve Release) and ($0.7) million in the prior year second quarter.

Capital expenditures in the second quarter of 2018 were $6.8 million, compared to $5.8 million in the first quarter of 2018 and $7.0 million in the prior year second quarter.

“Based on our strong financial performance through the first half of the year, we are raising our full year 2018 revenue guidance to a range of $575 - $585 million and our adjusted EBITDA guidance to a range of $143 - $148 million. Both take into account the impact of the $8.4 million Reserve Release in Q1 2018 and the $20 million Settlement in Q2 2018,” said Jeff Sherman, CFO. “Our second quarter results and revised full year outlook clearly demonstrate the leveragability inherent in our business model, as adjusted EBITDA of $75 million year-to-date is nearly 50% ahead of the first half of 2017.”

Outlook for FY 2018 – As Revised

  Total Company Revenue of $575 – 585 million (was $560 – 570 million)*
  Net Income of $23 – 26 million (was $29 – 33 million)*
  Adjusted EBITDA of $143 – 148 million (was $128 – 133 million)*
  Operating Margin Expansion of 50 – 75 bps, excluding the Reserve Release and Settlement (was Approximately 50 bps)
  Capital Expenditures of approximately $33 million (unchanged)
  Net Interest Expense of $11 million (was $12 million)
  An Effective Annual Tax Rate of 28 – 30% (unchanged, but projected to be at the top of the range)*
  Income Taxes of $10 – 12 million (was $12 – 13 million)
  Depreciation and Amortization of $58 million (was $55 million)
  Stock Based Compensation Expense of $21 million (was $20 million)

*Reflects impact of the $8.4 million Reserve Release in Q1 2018 and the $20 million Settlement in Q2 2018

For additional information about the Company’s second quarter 2018 financial results, see the Q2 2018 Investor Presentation available on the HMS Investor Relations Website at http://investor.hms.com/events-and-presentations.

Webcast and Conference Call Information

HMS will report its preliminary second quarter 2018 financial and operating results via webcast at 7:30 AM CT / 8:30 AM ET on August 3, 2018. The webcast may also include discussion of HMS developments, forward-looking statements and other material information about business and financial matters. The webcast can be accessed via phone at (877) 303–7208 or (224) 357–2389 for international participants, or on the HMS Investor Relations website at http://investor.hms.com/events-and-presentations. The webcast will also be archived and available for replay beginning at approximately 11:00 AM CT / 12:00 PM ET on August 3, 2018 at http://investor.hms.com/events-and-presentations. This press release and the financial statements contained herein are also available on the HMS Investor Relations website at http://investor.hms.com/releases.cfm.

About HMS

HMS is a leading provider of cost containment solutions in the U.S. healthcare marketplace. Using innovative technology as well as extensive data services and powerful analytics, the Company delivers coordination of benefits, payment integrity, care management, consumer engagement and risk stratification solutions to help healthcare payers improve financial performance and clinical outcomes. Together our various services help customers recover improper payments; prevent future improper payments; reduce fraud, waste and abuse; better manage the care their members receive; engage healthcare consumers to improve clinical outcomes and increase retention; and achieve  regulatory compliance. The Company serves commercial health plans, state government agencies, federal programs, at-risk providers, pharmacy benefit managers, employers and other healthcare payers and sponsors. The Company also serves as a subcontractor for certain business outsourcing and technology firms.

Trademarks

HMS, Eliza, Essette and the HMS logo are registered trademarks of HMS Holdings Corp. and/or its affiliates.  Other names may be trademarks of their respective owners.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this press release.

The Company believes that the non-GAAP financial measures presented in this press release provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.

Safe Harbor Statement

The financial results in this press release reflect preliminary results, which are not final until the Company’s Form 10-Q for the quarter ended June 30, 2018 is filed with the Securities and Exchange Commission. This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward‐looking statements can be identified by words such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “likely,” “may,” “plans,” “projects,” “seeks,” “targets,” “will,” “would,” “could,” “should,” and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to future actions, business plans, objectives and prospects, and future operating or financial performance, including our updated guidance for full year 2018. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.

Factors that could cause or contribute to such differences, include, but are not limited to: our ability to execute our business plans or growth strategy; our ability to innovate, develop or implement new or enhanced solutions or services; the nature of investment and acquisition opportunities we are pursuing, and the successful execution of such investments and acquisitions; our ability to successfully integrate acquired businesses and realize synergies; variations in our results of operations; our ability to accurately forecast the revenue under our contracts and solutions; our ability to protect our systems from damage, interruption or breach, and to maintain effective information and technology systems and networks; our ability to protect our intellectual property rights, proprietary technology, information processes, and know-how; significant competition relating to solutions and services; our failure to maintain a high level of customer retention or the unexpected reduction in scope or termination of key contracts with major customers; customer dissatisfaction or our non-compliance with contractual provisions or regulatory requirements; our failure to meet performance standards triggering significant costs or liabilities under our contracts; our inability to manage our relationships with information and data sources and suppliers; our reliance on subcontractors and other third party providers and parties to perform services; our ability to continue to secure contracts and favorable contract terms through the competitive bidding process; pending or threatened litigation; unfavorable outcomes in legal proceedings; our success in attracting and retaining qualified employees and members of our management team; our ability to generate sufficient cash to cover our interest and principal payments under our credit facility, or to borrow, obtain financing, maintain liquidity or use credit; unexpected changes in tax laws, regulations or guidance and unexpected changes in our effective tax rates; unanticipated increases in the number or amount of claims for which we are self-insured; our ability to develop, implement and maintain effective internal control over financial reporting; changes in the U.S. healthcare environment or healthcare financing system, including regulatory, budgetary or political actions that affect healthcare spending or the practices and operations of healthcare organizations; our failure to comply with applicable laws and regulations governing individual privacy and information security or to protect such information from theft and misuse; our ability to comply with current and future legal and regulatory requirements; negative results of government or customer reviews, audits or investigations; state or federal limitations related to outsourcing of certain government programs or functions; restrictions on bidding or performing certain work due to perceived conflicts of interests; the market price of our common stock and lack of dividend payments; and anti-takeover provisions in our corporate governance documents; and other factors, risks and uncertainties described in our most recent Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. With respect to our projected effective annual tax rate for 2018, this reflects our current reasonable estimate of the income tax effects of the recently enacted tax legislation, however these are provisional amounts subject to adjustment during the one-year measurement period. Any forward-looking statements are made as of the date of this press release. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:	Media Contact:

Dennis Oakes	Lacey Hautzinger
SVP, Investor Relations	Sr. Director, External Communications
dennis.oakes@hms.com	lacey.hautzinger@hms.com
212-857-5786	469-284-7240

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2018	2017	2018	2017
Revenue	$146,791	$133,313	$288,216	$247,046
Cost of services:
Compensation	55,188	51,853	111,267	100,773
Information technology	14,240	11,281	26,503	21,064
Occupancy	4,014	4,230	8,397	7,777
Direct project expenses	10,908	10,101	20,991	20,544
Other operating expenses	7,051	6,562	13,616	13,765
Amortization of acquisition related software and intangible assets	9,621	7,372	17,753	13,658
Total cost of services	101,022	91,399	198,527	177,581
Selling, general and administrative expenses	26,532	27,553	58,530	51,161
Settlement expense	20,000	-	20,000	-
Total operating expenses	147,554	118,952	277,057	228,742
Operating (loss)/income	(763)	14,361	11,159	18,304
Interest expense	(3,034)	(2,339)	(5,682)	(4,625)
Interest income	188	33	308	188
(Loss)/income before income taxes	(3,609)	12,055	5,785	13,867
Income taxes	(242)	5,538	2,761	5,908
Net (loss)/income	$(3,367)	$6,517	$3,024	$7,959

Basic income per common share:
Net (loss)/income per common share -- basic	$(0.04)	$0.08	$0.04	$0.10
Diluted income per common share:
Net (loss)/income per common share -- diluted	$(0.04)	$0.08	$0.04	$0.09
Weighted average shares:
Basic	83,231	83,921	83,222	83,708
Diluted	83,231	85,826	84,837	85,534

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2018	December 31, 2017
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$88,127	$83,313
Accounts receivable, net of allowance of $14,322 and $14,799,
at June 30, 2018 and December 31, 2017, respectively	193,114	189,460
Prepaid expenses	16,526	16,589
Income tax receivable	7,216	1,892
Deferred financing costs, net	564	564
Other current assets	266	836
Total current assets	305,813	292,654
Property and equipment, net	93,369	98,581
Goodwill	487,617	487,617
Intangible assets, net	78,708	91,482
Deferred financing costs, net	1,955	2,237
Other assets	2,618	2,589
Total assets	$970,080	$975,160

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$56,687	$61,900
Estimated liability for appeals	22,252	30,787
Total current liabilities	78,939	92,687
Long-term liabilities:
Revolving credit facility	240,000	240,000
Net deferred tax liabilities	18,089	21,989
Deferred rent	4,539	4,852
Other liabilities	9,874	9,403
Total long-term liabilities	272,502	276,244
Total liabilities	351,441	368,931
Commitments and contingencies
Shareholders' equity:
Preferred stock -- $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock -- $0.01 par value; 175,000,000 shares authorized;
97,051,108 shares issued and 83,387,914 shares outstanding at June 30, 2018;
96,536,251 shares issued and 83,256,858 shares outstanding at December 31, 2017	970	965
Capital in excess of par value	382,630	368,721
Retained earnings	370,615	366,164
Treasury stock, at cost: 13,663,194 shares at June 30, 2018
and 13,279,393 shares at December 31, 2017	(135,576)	(129,621)

Total shareholders' equity	618,639	606,229

Total liabilities and shareholders' equity	$970,080	$975,160

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,

	2018	2017
Operating activities:
Net income	$3,024	$7,959
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	16,758	12,927
Amortization of intangible assets	12,774	9,740
Amortization of deferred financing costs	282	1,042
Stock-based compensation expense	14,208	9,380
Deferred income taxes	(3,900)	1,265
Change in fair value of contingent consideration	-	500
Release of estimated liability for appeals	(8,436)	-
Changes in operating assets and liabilities:
Accounts receivable	(3,654)	(9,039)
Prepaid expenses	63	149
Other current assets	570	526
Other assets	(29)	149
Income taxes receivable / (payable)	(5,324)	(6,180)
Accounts payable, accrued expenses and other liabilities	(2,546)	(8,196)
Estimated liability for appeals	(99)	518
Net cash provided by operating activities	23,691	20,740
Investing activities:
Acquisition of a business, net of cash acquired	-	(171,174)
Purchases of property and equipment	(2,455)	(8,881)
Investment in capitalized software	(10,173)	(6,626)
Net cash used in investing activities	(12,628)	(186,681)
Financing activities:
Proceeds from exercise of stock options	2,390	1,986
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(2,684)	(2,874)
Payments on capital lease obligations	-	(5)
Proceeds from credit facility	-	42,204
Purchases of treasury stock	(5,955)	-
Net cash (used in)/provided by financing activities	(6,249)	41,311
Net increase (decrease) in cash and cash equivalents	4,814	(124,630)
Cash and Cash Equivalents
Cash and cash equivalents at beginning of year	83,313	175,999
Cash and cash equivalents at end of period	$88,127	$51,369

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$11,472	$10,656
Cash paid for interest	$4,916	$3,451

Supplemental disclosure of non-cash activities:
Change in balance of accrued property and equipment purchases	$1,082	$(1,313)

HMS HOLDINGS CORP. AND SUBSIDIARIES
(in thousands)
(unaudited)

Reconciliation of Net (Loss)/Income to EBITDA and Adjusted EBITDA

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, stock-based compensation expense and settlement expense (adjusted EBITDA) was $40.0 million for the second quarter of 2018.

	Three Months Ended

	June 30, 2018	March 31, 2018	June 30, 2017
Net (Loss)/income	$(3,367)	$6,391	$6,517

Net interest expense	2,846	2,528	2,306
Income taxes	(242)	3,003	5,538
Depreciation and amortization of property and equipment and intangible assets	16,066	13,466	12,105

Earnings before interest, taxes, depreciation and amortization (EBITDA)	15,303	25,388	26,466
Stock based compensation expense	4,714	9,494	3,994
Settlement expense	20,000	-	-
Adjusted EBITDA	$40,017	$34,882	$30,460

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, stock-based compensation expense and settlement expense (adjusted EBITDA) was $74.9 million for the first half of 2018.

	Six Months Ended

	June 30, 2018	June 30, 2017
Net Income	$3,024	$7,959

Net interest expense	5,374	4,437
Income taxes	2,761	5,908
Depreciation and amortization of property and equipment and intangible assets	29,532	22,667

Earnings before interest, taxes, depreciation and amortization (EBITDA)	40,691	40,971
Stock based compensation expense	14,208	9,380
Settlement expense	20,000	-
Adjusted EBITDA	$74,899	$50,351

HMS HOLDINGS CORP. AND SUBSIDIARIES
(in thousands, except per share amounts)
(unaudited)

Reconciliation of Net (Loss)/income to GAAP EPS (Diluted) and Adjusted EPS (Diluted)

As summarized in the following table, diluted earnings per share adjusted for stock-based compensation expense, settlement expense, amortization of acquisition related software and intangible assets and for the related taxes (adjusted EPS) was $0.25 for the second quarter of 2018.

	Three Months Ended

	June 30, 2018	March 31, 2018	June 30, 2017
Net (Loss)/income	$(3,367)	$6,391	$6,517

Stock-based compensation expense	4,714	9,494	3,994
Settlement expense	20,000	-	-
Amortization of acquisition related software and intangible assets	9,621	8,132	7,372
Income tax related to adjustments (1)	(10,404)	(5,505)	(4,319)

Adjusted net income	$20,564	$18,512	$13,564

Weighted average common shares, basic or diluted	83,231	85,682	85,826

Diluted GAAP EPS	$(0.04)	$0.07	$0.08
Diluted adjusted EPS	$0.25	$0.22	$0.16

As summarized in the following table, diluted earnings per share adjusted for stock-based compensation expense, settlement expense, amortization of acquisition related software and intangible assets and for the related taxes (adjusted EPS) was $0.46 for the first half of 2018.

	Six Months Ended
	June 30, 2018	June 30, 2017
Net Income	$3,024	$7,959

Stock-based compensation expense	14,208	9,380
Settlement expense	20,000	-
Amortization of acquisition related software and intangible assets	17,753	13,658
Income tax related to adjustments (1)	(15,744)	(8,754)

Adjusted net income	$39,241	$22,243

Weighted average common shares, diluted	84,837	85,534

Diluted GAAP EPS	$0.04	$0.09
Diluted adjusted EPS	$0.46	$0.26

(1) Tax effect of adjustments is computed as the pre-tax effect of the adjustments multiplied by the forecasted adjusted annual effective tax rate at period end.

HMS HOLDINGS CORP. AND SUBSIDIARIES
(in millions)

Reconciliation of Projected 2018 Net Income to Projected 2018 EBITDA and Adjusted EBITDA

As summarized in the following table, the Company currently estimates net income of between approximately $23 million and $26 million and adjusted EBITDA of between approximately $143 million and $148 million for 2018.

	Twelve Months Ending December 31, 2018

	Estimated Range
	Current Guidance		Prior Guidance
	Low	High	Low	High
Net Income	$23	$26	$29	$33
Net interest expense	11	11	12	12
Income taxes	10	12	12	13
Depreciation and amortization of property and equipment and intangible assets	58	58	55	55
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$102	107	$108	113
Stock based compensation expense	21	21	20	20
Settlement expense	20	20	-	-
Adjusted EBITDA	$143	$148	$128	$133